EXHIBIT 4

            FORM OF SECOND AMENDED AND RESTATED STANDSTILL AGREEMENT


                  This Second Amended and Restated Standstill Agreement (the "Second Amended Standstill Agreement"), dated as of February 8, 1999, is entered into by and among Cordant Technologies Holding Company, a Delaware corporation ("Holding") and Cordant Technologies Inc., a Delaware corporation ("Cordant"), on the one hand, and Carlyle-Blade Acquisition Partners, L.P., a Delaware Limited Partnership ("Carlyle-Blade"), TC Group, L.L.C., a Delaware limited liability company, TCG Holdings, L.L.C., a Delaware limited liability company, Carlyle Partners II, L.P., a Delaware limited partnership, and Carlyle Partners III, L.P., a Delaware limited partnership and William E. Conway, Jr. (each a "Carlyle Entity" and, together the "Carlyle Entities"), on the other hand, to amend and restate that certain Standstill Agreement, dated as of December 13, 1995, as amended by the Amended and Restated Standstill Agreement, dated as of December 2, 1997, by and among Holding, Parent and certain of the Carlyle Entities (the "Standstill Agreement"). The parties agree as set forth below.


                              I. FACTUAL BACKGROUND
                                 ------------------

                  Carlyle Partners II, L.P. and Carlyle Partners III, L.P. are the General Partners of Carlyle-Blade; TC Group, L.L.C. is the General Partner of Carlyle Partners II, L.P. and Carlyle Partners III, L.P.; TCG Holdings, L.L.C. is the Managing Member of TC Group, L.L.C.; and Holding is a wholly-owned subsidiary of Cordant.

                  Holding, Cordant and Carlyle-Blade are parties to that certain Stock Purchase Agreement, dated as of February 8, 1999 (the "Stock Purchase Agreement"), which provides for, among other things, the purchase of 22,650,000 shares of common stock, par value $0.01 per share, of Howmet International Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth therein (the "Share Purchase").

                  In connection with the Share Purchase, Cordant has required that the Carlyle Entities enter into this Second Amended Standstill Agreement, which is intended to amend and restate the Standstill Agreement effective upon the closing of the Share Purchase (the "Closing"). The execution and delivery of this Second Amended Standstill Agreement by each of the Carlyle Entities is a condition to Holding's obligation to consummate the Share Purchase.


                                 II. DEFINITIONS
                                     -----------

                  The defined terms set forth below are used in this Second Amended Standstill Agreement:

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                  "Affiliate" or "Affiliates" as applied to any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Beneficially Own", "Beneficial Ownership" and "Group" have the meanings given to those terms or words in Rules 13(d)(3) and 13(d)(5) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

                  "Person" means and includes natural persons, corporations, general partnerships, limited liability partnerships, joint stock companies, joint ventures, associations, companies, limited liability companies, business and other trusts, or other organizations, whether or not legal entities, and governments and agencies or political subdivisions thereof.


                                 III. STANDSTILL
                                      ----------

                  No Carlyle Entity will, individually or in the aggregate, directly or indirectly, do any of the following without the prior approval of a majority of the Board of Directors of Cordant: (i) acquire or, together with any securities of Cordant now Beneficially Owned by any of them, Beneficially Own any securities of Cordant that, in the aggregate, constitute 3% or more of the outstanding securities of the class of securities involved; (ii) permit any Person of which Carlyle-Blade or any Carlyle Entity is a controlling person to so acquire or, together with any securities now Beneficially Owned by any of them, Beneficially Own 3% or more of any class of securities of Cordant; (iii) acquire or otherwise increase their aggregate Beneficial Ownership of, or permit any Person of which Carlyle-Blade or any Carlyle Entity is a controlling person to so acquire, any securities of the Company or Howmet Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Howmet") (other than as a result of an acquisition of such class of securities by the Company or Howmet); (iv) take any action to directly or indirectly control or exercise any control over Cordant, including, without limitation, participating in a proxy contest, voting agreement or trust with respect thereto, or to otherwise encourage or induce any other Person to do any of the foregoing; or (v) otherwise seek, alone or in connection with any other Person or Group, to directly or indirectly obtain control over Cordant or encourage or induce any other Person or Group to do either of the foregoing.

                                  IV. REMEDIES
                                      --------

                  For breaches of this Second Amended Standstill Agreement, Cordant shall be entitled to all otherwise applicable remedies in law and at equity and, without limiting the generality of the foregoing, shall be entitled to: (i) on demand, compel divestiture, to any Person selected by Cordant or by public sale, of any or all securities acquired in violation of this Second Amended Standstill Agreement at the current market price, (ii) enjoin the voting of all such securities and/or (iii) in recognition of the fact that damages or other remedies at law may be inadequate, have the right to injunction, specific performance and other equitable remedies.


                              V. GENERAL PROVISIONS
                                 ------------------

                  5.1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested (if also sent by facsimile transmission, if available at the office of the recipient), as follows:

                  (a)  If to a Carlyle Entity, to:

                           Carlyle-Blade Acquisition Partners, L.P.
                           1001 Pennsylvania Avenue
                           Suite 220 South
                           Washington, D.C. 20004-2505
                           Attention:  William E. Conway, Jr.
                           Telecopier: (202) 347-1818

                       with a copy to:

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, D.C. 20004
                           Attention:  Bruce E. Rosenblum
                           Telecopier: (202) 637-2201

                  (b)  If to Holding, to:

                           Cordant Technologies Holding Company
                           1105 North Market Street
                           Suite 1132
                           Wilmington, Delaware 19899
                           Attention:  Edward T. Hendrixson
                                       Director
                           Telecopier: (302) 427-4605

                       with copies to:

                           Cordant Technologies Inc.
                           15 W. South Temple
                           Salt Lake City, UT 84101-1532
                           Attention:  Daniel S. Hapke, Jr.
                                       Senior Vice President
                                       and General Counsel
                           Telecopier: (801) 933-4203

                       and:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attention:  Eric S. Robinson
                           Telecopier: (212) 403-2000

                  (c)  If to Cordant, to:

                           Cordant Technologies Inc.
                           15 W. South Temple
                           Salt Lake City, UT 84101-1532
                           Attention:  Daniel S. Hapke, Jr.
                                       Senior Vice President
                                       and General Counsel
                           Telecopier: (801) 933-4203

                       with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY 10019
                           Attention:  Eric S. Robinson
                           Telecopier: (212) 403-2000

                  Any party, by notice given in accordance with this section to the other parties, may designate another address or person for receipt of notices or copies of notices hereunder.

                  5.2. Entire Agreement; Effectiveness. This Second Amended Standstill Agreement contains the entire agreement among the parties hereto with respect to the matters covered hereby. This Second Amended Standstill Agreement shall become effective upon the Closing. Prior to the Closing, and in the event the Share Purchase is not consummated, the Standstill Agreement shall remain in full force and effect in accordance with its original terms.

                  5.3. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Second Amended Standstill Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as expressly provided herein. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  5.4. Governing Law. This Second Amended Standstill Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware applicable to agreements made and to be performed entirely within that State (without giving effect to any conflict of laws principles which might require application of the law of a different jurisdiction).

                  5.5. Jurisdiction. The parties hereby consent to the jurisdiction of the federal courts located within the District of Columbia for all purposes.

                  5.6. Counterparts. This Second Amended Standstill Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties.

                  5.7. Headings. The headings in this Second Amended Standstill Agreement are for reference only and shall not affect the interpretation of this Second Amended Standstill Agreement.

                  5.8. Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Second Amended Standstill Agreement shall be jointly planned and coordinated by the parties, unless such notices or other publicity are mandated by law.

                  5.9. Severability. If any portion of this Second Amended Standstill Agreement shall be deemed unenforceable by a court of competent jurisdiction, the remaining portions shall be valid and enforceable.

                  5.10. Attorneys Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Second Amended Standstill Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Second Amended Standstill Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  5.11. Inconsistencies. Any inconsistencies between this Second Amended Standstill Agreement and any other agreements entered into among the parties hereto will be resolved in favor of this Second Amended Standstill Agreement.

                  5.12. Term. This Second Amended Standstill Agreement shall have a term commencing on date hereof and continuing in full force and effect until the third anniversary of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.


                                     CORDANT TECHNOLOGIES HOLDING COMPANY


                                     By: /s/ R.L. Corbin
                                         ------------------------------------
                                         Name:  R.L. Corbin
                                         Title: President


                                     CORDANT TECHNOLOGIES INC.


                                     By: /s/ R.L. Corbin
                                         ------------------------------------
                                         Name:  R.L. Corbin
                                         Title: Executive Vice President and
                                                  Chief Financial Officer


                                     CARLYLE-BLADE ACQUISITION PARTNERS, L.P.

                                     By:  Carlyle Partners II, L.P.
                                     Its: General Partner

                                     By:  TC Group, L.L.C.
                                     Its: General Partner

                                     By:  TCG Holdings, L.L.C.
                                     Its: Managing Member


                                     By: /s/ Allan M. Holt
                                         ------------------------------------
                                         Name:  Allan M. Holt
                                         Title: a Managing Member


                                     CARLYLE PARTNERS II, L.P.

                                     By:  TC Group, L.L.C.
                                     Its: General Partner

                                     By:  TCG Holdings, L.L.C.
                                     Its: Managing Member

                                     By: /s/ Allan M. Holt
                                         ------------------------------------
                                         Name:  Allan M. Holt
                                         Title: a Managing Member

                                     CARLYLE PARTNERS III, L.P.

                                     By:  TC Group, L.L.C.
                                     Its: General Partner

                                     By:  TCG Holdings, L.L.C.
                                     Its: Managing Member

                                     By: /s/ Allan M. Holt
                                         ------------------------------------
                                         Name:  Allan M. Holt
                                         Title: a Managing Member


                                     TC GROUP, L.L.C.

                                     By:  TCG Holdings, L.L.C.
                                     Its: Managing Member

                                     By: /s/ Allan M. Holt
                                         ------------------------------------
                                         Name:  Allan M. Holt
                                         Title: a Managing Member


                                     TCG HOLDINGS, L.L.C.


                                     By: /s/ Allan M. Holt
                                         ------------------------------------
                                         Name:  Allan M. Holt
                                         Title: a Managing Member



                                          /s/ William E. Conway, Jr.
                                       ------------------------------------
                                              William E. Conway, Jr.